UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 22, 2014
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Federal Signal Corporation
(Exact name of registrant as specified in its charter)
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Delaware	001-6003	36-1063330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1415 W. 22nd Street, Oak Brook, Illinois	60523
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (630) 954-2000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders.

Federal Signal Corporation (the “Company”) held its 2014 Annual Meeting of Stockholders on April 22, 2014. As of the record date, February 24, 2014, there were 62,783,382 shares of the Company’s common stock issued and outstanding. The holders of 57,528,178 shares of common stock, 91.62% of the outstanding shares entitled to vote as of the record date, were represented at the meeting in person or by proxy, and this amount represented a quorum. Set forth below are the final voting results for each of the three proposals submitted to a vote of the Company’s stockholders at the meeting. The proposals are described in detail in the Company’s definitive proxy statement filed March 7, 2014 (the “2014 Proxy Statement”).

Proposal I.

The stockholders elected all of the Board’s nominees for director. The voting results were as follows:

		Withhold		Broker
	For	Authority	Abstentions	Non-votes
James E. Goodwin	49,255,917	1,447,869	---	6,824,392
Paul W. Jones	48,199,745	2,504,041	---	6,824,392
Bonnie C. Lind	49,044,372	1,659,414	---	6,824,392
Dennis J. Martin	49,265,342	1,438,444	---	6,824,392
Richard R. Mudge	49,245,570	1,458,216	---	6,824,392
William F. Owens	48,964,373	1,739,413	---	6,824,392
Brenda L. Reichelderfer	49,274,405	1,429,381	---	6,824,392
John L. Workman	49,264,126	1,439,660	---	6,824,392

Proposal II.

The stockholders, in an advisory vote, approved the named executive officer compensation as disclosed in the Company’s 2014 Proxy Statement. The voting results were as follows:

			Broker
For	Against	Abstentions	Non-votes
46,120,469	2,194,051	2,389,266	6,824,392

In accordance with the stockholder vote at our 2011 Annual Meeting of Stockholders, our stockholders will be provided with an opportunity to provide advisory approval of the Company’s named executive officer compensation every year until the next required advisory vote on the frequency of such vote or until the Company’s Board of Directors elects to implement a different frequency for such advisory vote. We are required to hold an advisory vote on frequency at least once every six years.

Proposal III.

The stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2014. The voting results were as follows:

For	Against	Abstentions
56,059,466	1,422,979	45,733

Item 8.01     Other Events.

Declaration of Cash Dividend
On April 22, 2014, the Board of Directors reinstated its quarterly cash dividend by declaring a dividend of three cents ($0.03) per share on its common stock. The dividend is payable on June 3, 2014 to holders of record at the close of business on May 13, 2014.

Share Repurchase Program
On April 22, 2014, the Board of Directors also authorized a share repurchase program of up to $15 million of the Company’s common stock. The repurchase program is intended primarily to facilitate a reduction in the allocation of investment to Company stock within the Company’s U.S. defined benefit pension plan portfolio and to reduce dilution resulting from issuances of stock under the Company’s employee equity incentive programs.
Under the share repurchase program, the Company is authorized to repurchase, from time to time, shares of its outstanding common stock in the open market or through privately negotiated transactions. Share repurchases by the Company are subject to market conditions and other factors and may be commenced, suspended or discontinued at any time.

A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

Exhibit 99.1	Federal Signal Corporation press release dated April 23, 2014 announcing a quarterly cash dividend and share repurchase authorization

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL SIGNAL CORPORATION

Dated: April 24, 2014	By:	/s/ Jennifer L. Sherman
Jennifer L. Sherman
Senior Vice President, Chief Administrative Officer and General Counsel

Exhibit Index

Exhibit Number	Description

Exhibit 99.1	Federal Signal Corporation press release dated April 23, 2014 announcing a quarterly cash dividend and share repurchase authorization